As filed with the Securities and Exchange Commission on  January 15, 2010
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIVAKOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-2178141
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2590 Holiday Road, Suite 100
Coralville, Iowa 52241
 (Address of principal executive offices) (Zip Code)

VIVAKOR, INC. 2008 INCENTIVE PLAN

TANNIN FUJA NONSTATUTORY STOCK OPTION GRANT
MATT NICOSIA NONSTATUTORY STOCK OPTION GRANT
ED CORRENTE NONSTATUTORY STOCK OPTION GRANT

CONSULTING AGREEMENT WITH THOMAS HEMINGWAY
(Full title of the plan(s))

Tannin J. Fuja
President and Chief Executive Officer
VIVAKOR, INC.
2590 Holiday Road, Suite 100, Coralville, Iowa 52241
 (Name and address of agent for service)

(319) 625-2172
(Telephone number, including are code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 if the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share under the VIVAKOR, INC. 2008 INCENTIVE PLAN	7,500,000 shares	$0.15(3)	$1,125,000 (3)	$80.21
Common Stock, $0.001 par value per share under the FUJA NONSTATUTORY STOCK OPTION GRANT	3,000,000 shares	$0.23(4)	$690,000(4)	$49.20
Common Stock, $0.001 par value per share under the NICOSIA NONSTATUTORY STOCK OPTION GRANT	1,500,000 shares	$0.23(4)	$345,000(4)	$24.60
Common Stock, $0.001 par value per share under the CORRENTE NONSTATUTORY STOCK OPTION GRANT	1,500,000 shares	$0.23(4)	$345,000(4)	$24.60
Common Stock, $0.001 par value per share under a STOCK GRANT TO MR. THOMAS HEMINGWAY PURSUANT TO A WRITTEN CONSULTING AGREEMENT	2,700,000 shares	$0.15(3)	$405,000(3)	$28.88

                                                                                                                                                                                                           Aggregate Filing Fee$207.49

(1)	The securities to be registered include options and rights to acquire the Common Stock of Vivakor, Inc.

(2)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Vivakor, Inc. 2008 Incentive Plan, the Stock Grant to Mr. Hemingway by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the price shown is based upon the average of the high and low sales prices reported for the Registrant’s Common Stock on the Nasdaq Global Market on January 15, 2010, which was $0.15  per share.

(4)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price in effect for the Nonstatutory Stock Option Grants made to Messrs. Fuja, Nicosia and Corrente.

TABLE OF CONTENTS

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference
Item 4.  Description of Securities
Item 5.  Interests of Named Experts and Counsel
Item 6.  Indemnification of Directors and Officers
Item 7.  Exemption From Registration Claimed
Item 8.  Exhibits
Item 9.  Undertakings

SIGNATURES

INDEX TO EXHIBITS

EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 4.5
EXHIBIT 5.1
EXHIBIT 23.1
EXHIBIT 23.2  (CONTAINED IN EXHIBIT 5.1)
EXHIBIT 24

INTRODUCTION

This Registration Statement on Form S-8 is filed by Vivakor, Inc. (referred to herein as the “Registrant” or the “Company”) relating to 16,200,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), issuable to eligible employees, directors, consultants and advisors under (i) the Vivakor, Inc. 2008 Incentive Plan,  (ii) Nonstatutory Stock Option Grants to directors and/or officers of Registrant, and (iii) a Stock Grant Pursuant to a Consulting Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant is not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.  Incorporation of Documents by Reference.

Vivakor, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Commission on July 8, 2009;

(b)	The Registrant’s latest prospectus filed September 8, 2009 pursuant to Rule 424(b) registration No. 333-161302.

(c)
The Registrant’s Quarterly Reports on Form 10-Q for the periods ending March 31, 2009, June 30, 2009 and September 30, 2009 filed with the SEC on July 16, 2009, July 31, 2009,  and November 16, 2009, respectively; and

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on October 13, 2009, November 17, 2009, December 7, 2009, December 10, 2009; and

(e)
The Registrant’s Registration Statement No. 000-53535 on Form 8-A filed with the Commission on December 22, 2008, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

In addition, this Registration Statement will incorporate by reference all documents that the Registrant files under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and before the filing of a post-effective amendment stating that all securities offered have been sold or deregistering all securities then remaining unsold. All of those documents will be considered a part of this Registration Statement from the respective dates of filing. A Current Report on Form 8-K furnished to the Commission will not be incorporated by reference into this Registration Statement. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to be a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

 Item 5.  Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Wilson, Haglund & Paulsen, P.C., Counsel for the Registrant.  Christopher A. Wilson, a partner of the firm, indirectly owns 438,131 shares of Common Stock.

 Item 6.  Indemnification of Directors and Officers.

 Article XI, Section 43 of our Bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. The Company’s Articles of Incorporation currently do not contain any provisions relating to indemnification.

 Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

Exhibit No.	Exhibit
4.1*
2008 Incentive Plan (previously filed with the Commission on November 25, 2008 as Exhibit 10.1 on Registrant’s Registration Statement on Form S-1, Registration No. 333-155686, and which is incorporated herein by reference).

4.2**	Notice of Nonstatutory Stock Option Grant between the Company and Tannin Fuja, dated July 27, 2009.
4.3**	Notice of Nonstatutory Stock Option Grant between the Company and Matt Nicosia, dated July 27, 2009.
4.4**	Notice of Nonstatutory Stock Option Grant between the Company and Ed Corrente, dated July 27, 2009.
4.5**	Consulting Agreement between the Company and Thomas Hemingway dated January 12, 2010.
5.1**	Opinion and Consent of Wilson, Haglund & Paulsen, P.C.
23.1**	Independent Accountants’ Consent — McGladrey & Pullen, LLP.
23.2**	Consent of Wilson, Haglund & Paulsen, P.C. (contained in Exhibit 5.1).
24**	Power of Attorney (included on signature page).
*	Previously filed.
**	Filed herewith.

 Item 9.  Undertakings.

The undersigned hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)
that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coralville, State of Iowa, on January 15, 2010.

VIVAKOR, INC. By: /s/ Tannin J. Fuja Name: Tannin J. Fuja Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Tannin J. Fuja, as such person's true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents, and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Tannin Fuja	President and Chief Executive	January 15, 2010
Tannin Fuja	Officer and Director
(Principal Executive Officer)

/s/ Matt Nicosia	Chairman of the Board	January 15, 2010
Matt Nicosia

/s/ Ed Corrente	Chief Financial Officer	January 15, 2010
Ed Corrente	(Principal Financial Officer and
Principal Accounting Officer )

/s/ John Gryga	Director	January 15, 2010
John Gryga

/s/ Francis Chen	Director	January 15, 2010
Francis Chen

/s/ Fritz Lin	Director	January 15, 2010
Fritz Lin

INDEX TO EXHIBITS

Exhibit No.	Exhibit
4.1*
2008 Incentive Plan (previously filed with the Commission on November 25, 2008 as Exhibit 10.1 on Registrant’s Registration Statement on Form S-1, Registration No. 333-155686, and which is incorporated herein by reference).

4.2**	Notice of Nonstatutory Stock Option Grant between the Company and Tannin Fuja, dated July 27, 2009.
4.3**	Notice of Nonstatutory Stock Option Grant between the Company and Matt Nicosia, dated July 27, 2009.
4.4**	Notice of Nonstatutory Stock Option Grant between the Company and Ed Corrente, dated July 27, 2009.
4.5**	Consulting Agreement between the Company and Thomas Hemingway dated January 12, 2010.
5.1**	Opinion and Consent of Wilson, Haglund & Paulsen, P.C.
23.1**	Independent Accountants’ Consent — McGladrey & Pullen, LLP.
23.2**	Consent of Wilson, Haglund & Paulsen, P.C. (contained in Exhibit 5.1).
24**	Power of Attorney (included on signature page).

*	Previously filed.
**	Filed herewith.